Exhibit 10.2
                                AMENDMENT TO THE
                       CENTURY TELEPHONE ENTERPRISES, INC.
                    KEY EMPLOYEE INCENTIVE COMPENSATION PLAN

     WHEREAS, an amendment to the Century Telephone Enterprises, Inc. Key Employee Incentive Compensation Plan (the "Plan") was adopted by the Compensation Committee of the Board of Directors on February 22, 2001 and ratified by the Board of Directors on February 28, 2001, to provide that a Participant must generally be employed by the Company at the time bonus payments become payable to be eligible to receive a bonus, to provide that a qualifying Participant whose employment terminates due to retirement on or after age fifty-five (55), death, disability or layoff may be entitled to a full or partial bonus even if employment terminates prior to the date the bonus payments become payable, to provide for timing of payments to a qualifying Participant, to change references in the Plan to reflect the current name of the Company, and to make other clarifying amendments consistent herewith.

                                       I.

     Section 4 of the plan will be revised to read in its entirety as follows:

             "4.  Participation.

                  (a) Participants in the Plan shall be those key
              employees designated as Participants by the Committee. Except as otherwise provided in paragraphs (b) or (c), in order to be eligible to receive a bonus under the Plan, a Participant must be an employee of the Company at the time bonus payments become payable in the ordinary course to all Participants in accordance with the terms and conditions of the Plan and the procedures of the Committee, unless this requirement is waived by the Committee under such special circumstances as may be determined by the Committee.

                  (b) (i)  A Participant who is not employed by the
              Company at the time bonus payments become payable under this Plan for a Plan Year may nevertheless be entitled to a full or partial bonus if such Participant is a "Qualifying
              Participant" for such Plan Year.

                      (ii) A "Qualifying Participant" is a Participant whose
              employment is terminated due to:

                          (A) retirement on or after age fifty-five (55) after
                              completing five (5) full years of employment with the Company. Years of employment with the Company will be determined by accumulating such Participant's full months of employment with the Company, in the aggregate and without regard to whether such employment was continuous, and dividing such amount by twelve (12);

                          (B) death;

                          (C) disability; or

                          (D) layoff by the Company (excluding terminations for
                              cause or due to inadequate performance).

                  (c)(i) A Qualifying Participant whose employment is
              terminated with the Company following the completion of a Plan Year, but before bonus payments become payable under the Plan with respect to such Plan Year, shall be entitled to receive a bonus based on the same terms and conditions (including the same payment schedule) previously authorized under the Plan and by the Committee, as applicable to active Participants for such Plan Year.

                     (ii) Any Qualifying Participant whose employment with the
              Company is terminated at any time after the sixtieth (60th) day of a Plan Year shall be entitled to a pro rata cash bonus for such Plan Year equal to the product of (1) the Participant's Targeted Bonus Opportunity for such Plan Year multiplied by
              (2) a fraction, the numerator of which equals the number of calendar days of the Plan Year that have elapsed through the Participant's last date of employment with the Company and the denominator of which is three hundred sixty-five (365).

                     (iii)Any bonus payable to a Participant who is a Qualifying
              Participant under Section 4(b)(ii)(A) shall be payable to the Participant at the time bonuses are payable to active Participants with respect to such Plan Year. Any bonus payable to a Participant who is a Qualifying Participant under Section 4(b)(ii)
              (B), (C), or (D) shall, in the case of payments under paragraph
              (c)(i), be payable when bonuses become payable to all active Participants for the applicable Plan Year, and, in the case of payments under paragraph (c)(ii), be payable within thirty (30) days after the Participant's last day of employment with the Company.

                  (d) Any bonus payment to a Participant, or the conditions thereof, deviating from the terms and conditions of paragraphs
              (a), (b) or (c) must be approved by the Committee.

                                       II.

     The references in the Plan to "Century Telephone Enterprises, Inc." are hereby amended to be references to "CenturyTel, Inc.", and the name of the Plan is hereby amended to be the "CenturyTel, Inc. Key Employee Incentive Compensation Plan."


                                      III.

     Section 2(i) of the Plan is hereby amended in its entirety to read as follows:

                  (i)   "Targeted Bonus Opportunity" shall mean
              an amount equal to the targeted percentage of the Participant's base salary which may be paid to the Participant as a bonus award, subject to objective and subjective performance criteria as determined by the Committee from time to time.

                                       IV.

     Section 8 of the Plan is hereby amended in its entirety to read as follows:

              8. Termination of Employment. Any Participant whose employment is terminated prior to the time an award becomes payable for a Plan Year and who is not a Qualifying Participant, as defined in Section 4(b)(ii) of this Plan, at the time of termination of employment, shall not receive an award for such Plan Year.

     IN WITNESS WHEREOF, CenturyTel, Inc. has executed this amendment in its corporate name as of the 25th day of April, 2001.

                                           CENTURYTEL, INC.


                                           By:  /s/ R. Stewart Ewing, Jr.
                                                -------------------------
                                                R. Stewart Ewing, Jr.
                                                Executive Vice President and
                                                Chief Financial Officer